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                                                                 EXHIBIT 10.52




                                    SUBLEASE


         SUBLEASE made this ____ day of June, 1997, by and between SEIKO CORPORATION OF AMERICA, a New York corporation, having an office at 1111 MacArthur Blvd., Mahwah, New Jersey 07430 (hereinafter called "Sublessor"), and PLD TELEKOM INC. a Delaware corporation , having an office at 1270 Avenue of the Americas, New York, New York 10020 (hereinafter called "Sublessee").

                             W I T N E S S E T H :

         WHEREAS, pursuant to a Lease dated as of July 1, 1990 (hereinafter called the "Prime Lease"), 680 Fifth Avenue Associates, (hereinafter called the "Landlord"), leased to Sublessor, the 24th floor of the building located at 680 Fifth Avenue, New York, New York (hereinafter referred to as the "Leased Premises");

         WHEREAS, Sublessee desires to sublet from Sublessor the Leased Premises on the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         SECTION 1.       LEASED PREMISES.   Sublessor hereby subleases to
Sublessee and Sublessee hereby hires from Sublessor the Leased Premises.

         SECTION 2. TERM. The term of this Sublease shall commence on June 15, 1997 or as soon thereafter as Landlord's written consent to the Sublease is delivered to Sublessee, and the term shall expire on midnight of December 30, 1999, unless sooner terminated in accordance with this Sublease. The actual date on which the term commences shall be the "Commencement Date".

         SECTION 3.       RENT AND ADDITIONAL RENT.   Sublessee shall pay to
Sublessor, during the term of this Sublease, at the time, place and manner herein below set forth, the following base rents and additional rents, all of which shall be payable without abatement, setoff or deduction, in lawful money of the United States.

         (a) Sublessee shall pay annual base rent in the amount of $150,000.00 and monthly base rent in advance in the amount of $12,500.00 on the first day of each month from the Commencement Date to December 30, 1999, without notice or demand, to Sublessor, Attention:
             Treasury Department, at 1111 MacArthur Blvd., Mahwah, New Jersey 07430, or at such other place designated by Sublessor to
             Sublessee by written notice. The first month base rent as pro-rated shall be delivered to Sublessor on the Commencement Date. Monthly base rent shall be abated for the first and second full months of this Sublease.
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         (b) Sublessee shall pay electrical charges to the utility company servicing Leased Premises.

         (c) Sublessee shall pay to Sublessor as additional rent, all additional rent, as paid by Sublessor pursuant to Article 7 of the Prime Lease. However, in Section 7.01 D., the words "fiscal year beginning July 1, 1991 and ending June 30, 1992" shall be changed to "fiscal year beginning July 1, 1997 and ending June 30, 1998." Also, in Section 7.03 A.(a), the date "January 1, 1992" shall be changed to "January 1, 1997." The number "5,700" shall be changed to "6,000" in Sections 7.03 A.(a) and 7.03 A.(b).

         (d) Sublessee shall pay to Sublessor as additional rent any sums other than those described in the preceding provisions of this Section 3, which are paid by Sublessor pursuant to the terms of the Prime Lease, except late charges payable by Sublessor to Landlord.

         (e) If by reason of any act or omission of Sublessee, Sublessor's rent under the Prime Lease shall be increased pursuant to the terms of the Prime Lease other than those described in the preceding provisions of this Section 3, Sublessee shall pay to Sublessor, as additional rent, an amount equal to such increase.

         (f) All additional rent shall be payable to Sublessor upon demand at its address first above stated or at such other place designated by Sublessor to Sublessee by written notice.

         SECTION 4.       USE.   The Leased Premises shall be used only for
general and executive office use.

         SECTION 5.       REPAIRS AND IMPROVEMENTS.

         (a) Notwithstanding anything to the contrary contained in this Sublease, Sublessor has no obligation to perform or make any work, repairs, improvements or installations in the Leased Premises. Sublessee accepts the Leased Premises in its present "as is" condition.

         (b) No tenant work of any nature shall be installed in the Leased Premises by Sublessee unless the plans therefor have been first approved in writing by Sublessor.

         (c) At the expiration or earlier termination of this Sublease, possession of the Leased Premises shall be surrendered to Sublessor and at such time shall contain and be equipped with all of Sublessee's additions or improvements (except Sublessee shall be permitted to remove the same as allowed to be removed by the Prime Lease), in good condition, ordinary wear and tear excepted and the Leased Premises shall be restored by Sublessee at its sole cost and expense, to the extent the Prime Lease so





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             requires.

         SECTION 6.       SECURITY DEPOSIT.        Sublessee shall, upon
execution of this Sublease, deposit with Sublessor the sum of $75,000 as security for the full and faithful performance by Sublessee of Sublessee's covenants and obligations under this Sublease. If Sublessee defaults in the full and prompt payment and performance of any of Sublessee's covenants and obligations under this Sublease, including but not limited to, the payment of base rent and additional rent and other charges, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any base rent and additional rent or any other sums as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default in respect of any of the covenants, agreements, terms, provisions and conditions of this Sublease. If Sublessor shall so use, apply or retain the whole or any part of the security, Sublessee shall, upon demand, immediately deposit with Sublessor a sum equal to the amount so used, applied or retained as a security as aforesaid. Sublessee shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Sublessor nor its successors or assigns shall be bound by any such assignments, encumbrance, attempted assignment or attempted encumbrance. On September 1, 1998, Sublessor shall reduce the security to $50,000 provided Sublessee has not been in default in the performance of any terms of this Sublease during the period June 15, 1997 to September 1, 1998.

         SECTION 7.       ASSIGNMENT AND SUBLETTING.   During the term of this
Sublease, this Sublease shall not be sold, assigned, transferred or in any way disposed of, whether by operation of law or otherwise, nor shall any part or all of the Leased Premises be sublet without the prior written consent of Sublessor, which may be withheld in Sublessor's sole discretion.

         SECTION 8.       PRIME LEASE.

         (a) A copy of the Prime Lease, has been examined by Sublessee and Sublessee acknowledges it is familiar with the terms thereof. This Sublease is subject and subordinate to such Prime Lease. Except as may be inconsistent, inapplicable or inappropriate with the terms hereof or as otherwise expressly provided herein, all the terms, covenants and conditions in the Prime Lease contained shall be applicable to this Sublease, and be deemed incorporated herein, with the same force and effect (unless the context of the Prime Lease otherwise requires) as if Sublessor were the "Landlord" under the Prime Lease and Sublessee were the "Tenant" under the Prime Lease and the Leased Premises was the "Premises" and as if reference therein to "Lease" meant this Sublease.

         (b) Without intending to recite or limit all the provisions of the Prime Lease (for example, the parties, rent, terms, premises and use and occupancy recited in the Prime Lease), which may be inconsistent with, or inapplicable to, this Sublease or as to which express provision is made in this Sublease, reference is hereby made to the following inconsistent or inapplicable provisions of the Prime Lease:





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                 (i)   The following articles of the Lease are inapplicable:
                       Article 4, Section 8.06, Articles 22, 35, 39, and Exhibit C.
                 (ii) The term Landlord in Article 8 shall include Sublessor and Landlord.
                 (iii) Any obligations of Landlord in Article 9 and Sections
                       11.02, 12.01 shall not include Sublessor.

         SECTION 9.       SUBLESSOR'S OBLIGATIONS.

         (a) Except as specifically provided herein, Sublessor will not furnish or bear the cost of any services or repairs of any kind, including repairs needed as a result of destruction or condemnation (hereinafter collectively "services") to Sublessee. Sublessee will look solely to the Landlord for the providing and performance of all services, if any, and will not seek nor require Sublessor to provide or perform same, nor shall Sublessee make any claim upon Sublessor for any failure to perform such obligation of Landlord respecting such services.
         (b) Without limiting the generality of Section 9 (a) above, it is agreed that (i) Sublessor's obligations to Sublessee hereunder with respect to the Leased Premises shall be no greater than Landlord's obligations to Sublessor under the Prime Lease with respect thereto; (ii) Sublessor shall be required to perform its obligations to Sublessee hereunder with respect to the Leased Premises only to the extent that Landlord has performed its similar obligations to Sublessor under the Prime Lease with respect thereto; (iii) Sublessee shall have no greater rights against Sublessor hereunder with respect to the Leased Premises than Sublessor has against Landlord under the Prime Lease with respect thereto; and (iv) if Sublessee shall be entitled to recover damages from Sublessor for Sublessor's failure to perform its obligations to Sublessee hereunder with respect to the Leased Premises, it may so recover only to the extent that Sublessor has succeeded in recovering from Landlord for its failure to perform its similar obligations to Sublessor.

         (c) It is further agreed that, in the event and to the extent that the exercise of any of Sublessee's rights with respect to the Landlord requires notice or other action (including joinder in any action to be taken by Sublessee) on the part of Sublessor, Sublessor will upon reasonable notice from Sublessee take or join in such action at Sublessee's cost and expense.


         SECTION 10.      INDEMNIFICATION.   Sublessee shall neither do nor
permit anything to be done which would constitute a breach or violation of any of the terms, covenants or conditions of the Prime Lease or which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Landlord, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims, loss, expense or liability of any kind whatsoever (including reasonable counsel fees) by reason of any breach or default on





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the part of Sublessee of its obligations under this Section 10.

         SECTION 11.      DEFAULT.   In the event Sublessee shall default in
performing any of the terms of the Prime Lease and/or this Sublease, then Sublessor shall have all the rights and remedies against Sublessee respecting such default as would be available to Landlord under the Prime Lease.

         SECTION 12.      TERMINATION.   If for any reason the term of the
Prime Lease shall be terminated prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated, and Sublessor shall not be liable to Sublessee by reason thereof.

         SECTION 13.      NOTICES.

         (a) Except as otherwise expressly provided in this Sublease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Sublease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested), addressed (a) to Sublessor at its address first above written,
             Attention: Michael J. Marin, Director of Legal Affairs, with a copy to Seiko Corporation of America, Manager of Corporate Facilities, at the address first above written, or (b) to Sublessee (i) at the Leased Premises, or (ii) at any place where Sublessee or any agent or employee of Sublessee may be found, if mailed prior to Sublessee taking possession of the Leased Premises or subsequent to Sublessee's vacating, deserting, abandoning or surrendering the Leased Premises, or (c) to such other address(es) or other parties as either Sublessor or Sublessee may designate as its new address(es) or other parties for such purpose by notice given to the other in accordance with the provisions of this
             Section 13.

         (b) The time limits, if any, set forth in the Prime Lease for the giving of any notice are, for the purpose of this Sublease, changed so that the time limits of Sublessor and Sublessee shall be three (3) days less than the number of days, if any, stated in any particular case in the Prime Lease.

         SECTION 14.      BROKER.   Sublessee warrants and represents to
Sublessor that it has dealt with no broker or finder with respect to the subleasing of the Leased Premises other than Cushman & Wakefield, Inc. and Synergy Realty Inc. Sublessor agrees to be responsible for the payment of any commissions or other amounts due to such parties on account of this Sublease pursuant to separate agreement. Sublessee agrees to indemnify and hold Sublessor harmless from and against any and all loss, cost, claim, liability, damage and expense (including, without limitation, reasonable attorneys' fees) which Sublessor may incur or sustain in connection with any claim by any broker or finder other than Cushman & Wakefield, Inc. and Synergy Realty Inc. which may be asserted against Sublessor as a result of any conversations, correspondence or other dealings between Sublessee and such broker or finder relating to the Leased Premises.





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         SECTION 15.      INSURANCE.

         (a) Sublessee shall obtain and keep in full force and effect during the term of this Sublease at its own cost and expense the insurance required in the Prime Lease, protecting Sublessor as an additional insured against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to, or connected with the Leased Premises or any part thereof. Sublessee shall pay all premiums and charges therefor and upon failure to do so, Sublessor may, but shall not be obligated to make such payments, and in such latter event, Sublessee agrees to pay the amount thereof to Sublessor on demand and said sum shall be and be deemed to be additional rent. Sublessee will include in the policies for such insurance a provision to the effect that the same will be non-cancelable except upon 30 days advance written notice to Sublessor. The original insurance policies or appropriate certificates shall be deposited with Sublessor together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of Sublessor during the term of this Sublease. In the event Sublessee shall fail to procure and place such insurance, Sublessor may, but shall not be obligated to, procure and place the same, in which event the amount of the premium paid shall be paid by Sublessee to Sublessor upon demand and such sum shall be and be deemed to be additional rent.

         (b) Sublessee agrees to include in any policy insuring against loss, damage or destruction by fire or other casualty to Sublessee's Property and business interest in the Leased Premises (business interruption insurance), a waiver of the insurer's right of subrogation against Sublessor.

         (c) Sublessee hereby releases Sublessor with respect to any claim which it might otherwise have against Sublessor for loss, damage or destruction with respect and to the extent of its property (including rental value or business interruption) and for injury to its employees, agents and invitees, occurring during the term of this Sublease, unless due to the negligence of Sublessor or its agents.

         SECTION 16.      HAZARDOUS MATERIALS.

         (a)  Indemnification.
              (1) Sublessee shall and does indemnify and hold harmless Sublessor from and against any and all loss, damage, expenses, fees, claims, costs, fines, penalties, and liabilities including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with the presence or release or threatened release of Hazardous Materials, as herein defined, caused by Sublessee, its agents, employees, contractors or invitees.

              (2) Sublessee's indemnification of Sublessor pursuant to Section 16.(a) of this Sublease shall extend to all liability, including all foreseeable and unforeseeable





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              consequential damages, directly or indirectly arising out of the use, generation, storage, release or disposal of Hazardous Materials on or about the Prime Leased Premises by Sublessee, its agents, employees, contractors or invitees, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Sublease, to the full extent that such action is attributable, directly or indirectly, to the use, presence, generation, storage, release or disposal of Hazardous Materials by Sublessee, its agents, employees, contractors or invitees. Neither the written consent by Sublessor to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Sublessee with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Sublessee from Sublessee's obligation of indemnification, which shall survive the expiration or earlier termination of the Sublease.

         (b)  Compliance.
              (1) Sublessee_shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated by any federal, state, local, or other governmental agency (collectively, "the Law") with respect to the use, generation, storage, or disposal of Hazardous Materials at the Leased Premises by Sublessee, its agents, employees, contractors or invitees.

              (2) Sublessee shall not cause, or allow any agent, employee, contractor, or invitee of Sublessee to cause any Hazardous Materials to be used, generated, stored, or disposed of on or about the Leased Premises, except in compliance with the Law.

         (c) Entry. Sublessee shall allow Sublessor to enter upon the Leased Premises to perform any testing Sublessor desires. The testing shall be done at Sublessor's sole expense.

         (d) Definition. As used herein, Hazardous Materials shall include, but not be limited to those substances defined as "hazardous substances", "Hazardous Materials", "hazardous wastes", or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
              Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any other federal, state and local governmental statutes, laws, ordinances, rules, regulations, and precautions.

         SECTION 17.      ENTIRE AGREEMENT.   All prior understandings and
agreements between the parties are merged within this Sublease which alone fully and completely sets forth the understandings of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.





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         SECTION 18.      APPLICABLE LAW.  This Sublease shall be governed by
and construed in accordance with the laws of the State of New York.

         SECTION 19. APPLICATION. Subject to the terms hereof, the covenants and agreements herein shall bind and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns.

         SECTION 20. LANDLORD'S CONSENT. This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it and Sublessor shall have obtained Landlord's written consent to this Sublease and delivered to Sublessee an executed copy of such consent. If Sublessee does not receive an executed copy of said consent by June 28, 1997, Sublessee shall have the option to terminate this Sublease by notifying Sublessor in writing on or before July 2, 1997. If Sublessee fails to give said notice to terminate this Sublease by July 2, 1997, then Sublessee shall be deemed to have waived its right to terminate the Sublease. Under no circumstances shall the submission of this Sublease in draft form by or to either party be deemed to constitute and offer for the subleasing of the Lease Premises.

         SECTION 21.      WARRANTIES; FURNITURE.

         (a) Sublessor represents and warrants to Sublessee that: (i) there have been no amendments, supplements or other modifications to the terms of the Prime Lease (including the Exhibits thereto) since its execution, except Master Lessor's Non-Disturbance Agreement and Sub-Lessee's Agreement to Attorn dated July 10, 1990, (ii) all major Improvements (as defined in the Prime Lease) made by Sublessor have been consented to by Landlord, and (iii) Sublessor is not in default under any of the terms of the Prime Lease.

         (b) Sublessor agrees to sell to Sublessee for the sum of $3,000, to be paid on the Commencement Date, the items of furniture and equipment identified on Schedule I hereto and any other furniture owned by Sublessor located in the Leased Premises on the Commencement Date.

         IN WITNESS WHEREOF, the parties have caused this Sublease to be duly executed the day and year first above written.

                                   SUBLESSOR:

                                   SEIKO CORPORATION OF AMERICA


                                   By: s/s RICHARD E. RENDUN
                                       -------------------------------
                                       Treasurer



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                                   SUBLESSEE:

                                   PLD TELEKOM INC.


                                   By: s/s SIMON EDWARDS
                                       -------------------------------
                                       Senior V.P.




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